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                                                                     Exhibit 11

                          THE TORO COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                    (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

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                                                                   Three Months Ended              Six Months Ended
                                                                --------------------------    --------------------------
                                                                   May 1,         May 2,         May 1,         May 2,
                                                                    1998           1997           1998           1997
                                                                -----------    -----------    -----------    -----------
Net earnings . . . . . . . . . . . . . . . . . . . . . . . .    $    20,053    $    19,040    $    18,992    $    21,531
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Basic:
     Weighted average number of common shares
       outstanding . . . . . . . . . . . . . . . . . . . . .     12,836,019     12,075,340     12,736,213     12,080,429
                                                                -----------    -----------    -----------    -----------
       Net earnings per share of common stock. . . . . . . .    $      1.56    $      1.58    $      1.49    $      1.78
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------

Diluted:
     Shares of common stock and common
     stock equivalents:
       Weighted average number of common shares
          outstanding. . . . . . . . . . . . . . . . . . . .     12,836,019     12,075,340     12,736,213     12,080,429
       Dilutive effect of outstanding
          stock options. . . . . . . . . . . . . . . . . . .        312,582        361,208        345,837        381,289
                                                                -----------    -----------    -----------    -----------
                                                                 13,148,601     12,436,548     13,082,050     12,461,718
                                                                -----------    -----------    -----------    -----------
       Net earnings per share of common stock
           and common stock equivalent . . . . . . . . . . .    $      1.53    $      1.53    $      1.45    $      1.73
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------

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